Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 15, 2022, with respect to the financial statements of Satsuma Pharmaceuticals, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

March 16, 2022